DOC 1401554


                                                         1

                            NONCOMPETITION AGREEMENT

         THIS NONCOMPETITION AGREEMENT is entered into as of March 14, 1997 by and among GROVE REAL ESTATE ASSET TRUST, a real estate investment trust organized under the laws of Maryland ("GREAT"), GROVE OPERATING, L.P., a Delaware limited partnership (the "Operating Partnership"), and _____________ (the "Executive").

         WHEREAS, on the date hereof, the GREAT, the Operating Partnership and certain other persons are entering into a series of related transactions pursuant to which it will acquire, among other things, substantially all of the interests of Executive and certain other individuals and entities in a portfolio of multi-family residential properties (and one retail mixed-use property) located in the Northeastern United states; and

         WHEREAS, as a condition to the consummation of the transactions described above, the parties hereto desire to enter into certain agreements restricting the activities of Executive in an effort to eliminate potential conflicts of interest that may arise in the future to protect the Company's legitimate business interests, i.e., the value of its business and its good will, and for other business purposes;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. Definitions. Capitalized terms used herein shall have the meanings set forth below:

                  "Agreement" means this Noncompetition Agreement, including any amendments hereto made in accordance with paragraph 7(d) hereof.

                  "Company" means, collectively, GREAT and its subsidiaries, including without limitation the Operating Partnership.

                  "Employment Agreement" means that certain Employment Agreement between GREAT and Executive, of even date herewith, as amended from time to time.

                  "Excluded   Properties"   means  those  properties  listed  on
Schedule A hereto, each of which is owned by the limited partnership, and has the corporate general partner, indicated on such Schedule A.

                  "Noncompetition Term" means the period beginning on the date hereof through the date which is twenty-four (24) months after Executive is no longer an executive officer, trust manager, Significant Shareholder, or employee of or consultant to the Company; provided, that in the event that Executive's employment with GREAT is terminated by GREAT without "Cause" or by the Executive for "Good Reason" or in connection with a "Change of Control" (as such terms are defined in the Employment Agreement), the Noncompetition Term shall terminate on the effective date of such termination of employment.

                  "Significant Shareholder" means any individual or entity that "beneficially owns" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) 5% of the then issued and outstanding common shares of beneficial interest, par value $0.01 per share, of GREAT.

     (a) Noncompetition. (a) During the Noncompetition Term, Executive shall be prohibited from engaging in Competition (as defined below) with the Company.

     (b) The term "Competition" for purposes of this Agreement shall mean engaging directly or indirectly in developing, redeveloping, acquiring, managing or operating multi-family or retail mixed-use properties in the Northeastern United States or in any other market in which the Company owns, develops or manages property, whether by the Executive individually or as principal, partner, officer, director, consultant, employee, stockholder or manager of any person, partnership, corporation, limited liability company or any other entity; provided, however, that the term "Competition" shall be deemed to exclude (i) the Executive's ownership, management or leasing of the Executive's interests in any of the Excluded Properties and any passive ownership interest in real property received in exchange therefor, and (ii) the provision of real estate brokerage services. The term "Northeastern United States" for purposes of this Agreement shall mean the following states: Maine, New Hampshire, Vermont, Massachusetts, Connecticut, Rhode Island, New York, New Jersey and Pennsylvania.

     2. Reasonable and Necessary Restrictions. Executive acknowledges that the restrictions, prohibitions and other provisions hereof are reasonable, fair and equitable in scope, terms and duration, are necessary to protect the legitimate business interests of the Company, and are a material inducement to the Company to enter into the transactions contemplated in the recitals hereto. Executive covenants that he will not challenge the enforceability of this Agreement nor will he raise any equitable defense to its enforcement.

     3. Restrictions in Addition to Employment Agreement. Executive acknowledges that the restrictions, prohibitions and other provisions hereof shall be in addition to and not in substitution of the restrictions, prohibitions and other provisions of the Employment Agreement.

     4. Specific Performance. Executive acknowledges that the obligations undertaken by him pursuant to this Agreement are unique and that the Company likely will have no adequate remedy at law if Executive shall fail to perform any of his obligations hereunder, and Executive therefore confirms that the Company's right to specific performance of the terms of this Agreement is essential to protect the rights and interests of the Company. Accordingly, in addition to any other remedies that the Company may have at law or in equity, the Company shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by Executive, and the Company shall have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by Executive, and Executive submits to the jurisdiction of the courts of the State of New York for this purpose.

     5.  Termination  of  Existing   Noncompetition   Agreement.   The  existing
Noncompetition Agreement between Executive and GREAT is hereby terminated, and shall be of no further legal effect.

     6. Miscellaneous Provisions.

     (a) Binding Effect. Subject to any provisions hereof restricting assignment, all covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors, permitted assigns, heirs, and personal representatives. None of the parties hereto may assign any of its rights under this Agreement or attempt to have any other person or entity assume any of its obligations hereunder, provided, that this Agreement may be assigned by GREAT and the Operating Partnership to any successor to its business.

     (b) Severability. If fulfillment of any provision of this Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

     (c) Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of New York, not including the choice-of-law rules thereof.

     (d) Amendment; Waiver. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto. Any waiver by any party or consent by any party to any variation from any provision of this Agreement shall be valid only if in writing and only in the specific instance in which it is given, and such waiver or consent shall not be construed as a waiver of any other provision or as a consent with respect to any similar instance or circumstance.

     (e) Headings. Paragraph and subparagraph headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     (f) Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

     (g) Notices. All notices and other communications to any party hereunder shall be in writing and shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by a reputable courier delivery service or by prepaid telex or telecopy and shall be given to the address or telex or telecopier number for such party set forth below such party's signature to this Agreement, or to such other address or telex or telecopier number as such party may hereafter specify by notice to the others. Each such notice or other communication shall be effective (a) if given by telex or telecopier, when such telex or telecopy is transmitted to the telex or telecopier number specified by this Section and the appropriate answerback or confirmation is received or (b) if given by any other means (including, without limitation, by courier), when delivered at the address specified by this Section.

     (h) Exclusive Agreement. This Agreement supersedes all prior agreements (whether written or oral) among the parties with respect to the subject matter (other than the Employment Agreement), including, without limitation, any noncompetition agreement entered into by Executive in connection with the initial public offering of GREAT, and is intended as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto.

     (i) Execution in Counterparts. This Agreement may be executed in two or more counterparts, none of which need contain the signatures of all parties hereto and each of which shall be deemed an original.

     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first set forth above.

                                                GROVE REAL ESTATE ASSET TRUST


_______________________________             By:  ___________________________
[Executive]                                                         Name:
                                                                    Title:


Address:                                             Address:

Business
c/o Grove Real Estate Asset Trust         Grove Real Estate Asset Trust
598 Asylum Avenue                         598 Asylum Avenue
Hartford, CT 06105                                 Hartford, CT 06105
Tel: (860) 246-1126                                Tel: (860) 246-1126
Fax: (860) 527-0401                                Fax: (860) 527-0401

Residence

                                   SCHEDULE A

                              "Excluded Properties"

-----------------------------------------------------------------------------
                                                              Corporate General
                                   Limited Partnership Owning       Partner of
 Excluded Property                 Excluded Property         Excluded Property
  -----------------                  -----------------      -------------------
Arbor on the Farmington     Windsor Arbor LP          Windsor Common Corp(a)
Birch Hill Apartments       Farmington Summit Associates LP    FSLP, Inc.(b)
Boulevard West Apartments   Grove Boulevard Associates LP      (1)
Capital View Apartments     Grove Hartford Associates LP       (1)
Coachlight Village
 Apartments                 ANE Associates LP                  (2)
Farmington Forest           Farmington Forest Associates LP    Eastbrook Willow
  Condominiums                                                   Corp.
Glastonbury Center
  Apartments                Heritage Court Associates LP Glastonbury Realty L.P.
Harbor View Apartments      Grove Coastal Associates LP        (3)
Bridge Building             Grove Coastal Associates LP        (3)
Holdridge Building          Grove Coastal Associates LP        (3)
2 Pearl Street              Grove Coastal Associates LP        (3)
Larkin Square               Grove Coastal Associates LP        (3)
Corner Block Building       Grove Coastal Associates LP        (3)
Wharf Building              Grove Coastal Associates LP        (3)
Park Place East Apartments  Grove Coastal Associates LP        (1)
Quequechan Apartments       Northeast Apartment LP             NEALP, Inc.
River Grove Apartments      River Grove Associates LP          (4)
Summit Apartments           Farmington Summit Associates LP    FSLP, Inc.
Brooksyde Apartments        West Hartford Centre Associates LP WHCALP, Inc.
-------------------------------------------------------------------------------
Talcott Condominiums        Grove Talcott Associates LP        GTALP, Inc.
------------------------------------------------------------------------------
Colonial Inn                Edgartown Associates LP            (4)
-------------------------------------------------------------------------------

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(1)      Damon Navarro, Brian Navarro, Ronald Abdow & George Abdow
(2)      Stuart Grodd, Arthur Grodd, Grove ANE Corp.
(3)      Grove Investment Group, Inc. and Springfield Development Corp.
(4)      Damon Navarro, Brian Navarro, Gerald McNamara

     (a) Grove Investment Group, Inc. is owned 100% by Damon Navarro, Brian Navarro and Edmund Navarro (40%, 40% and 20% respectively). Springfield Development Corp. is owned 100% by Ronald Abdow and George Abdow (50% each)

     (b) Grove ANE Corp is owned 100% by Brian & Damon Navarro (50% each)

     (c) Glastonbury Realty is owned by Damon Navarro (16.667%), Brian Navarro (16.667%), George Abdow (16.667%), Ronald Abdow (16.667%), Timothy Jones (19.166%) and Tucker Frederickson (14.166%)